SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

Co-Signer, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 Mountain Vista Street, Suite C-1 , Henderson, NV	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 267-4461

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On November 4, 2013, we obtained short term financing from a Lender under a 9% Convertible Note in the amount of $70,000 (the “Short-term Note”). The Short-term Note features an original issue discount of $6,700. The $63,300 in funding received from the Lender was used to pay off and retire the Convertible Promissory Note issued to Asher Enterprises, Inc., dated April 9, 2013. The Short-term Note accrues interest at a rate of nine percent (9%) per year, with all principal and interest due in full within thirty (30) days from the date of issue. At our option, payments of interest under the Short-term Note may be made in common stock to be valued at our average closing market price over the twenty (20) trading days preceding the due date. At any time, the Short-term Note may be converted, in whole or in part at the option of the holder, at a price of $0.075 per share. The conversion price is subject to adjustments for stock splits, subsequent dilutive issuances, and other events. The Short-term Note includes “piggyback” registration rights for the holder and we will be required to include shares issuable upon conversion of the Short-term Note, assuming it is still outstanding at the time, in the next registration statement we file with the Securities and Exchange Commission. The foregoing is a summary of the material terms of the Short-term Note. The Short-term Note contains additional terms and should be reviewed in its entirety for additional information.

On November 5, 2013, we entered into an Amendment of our outstanding secured note owing to one of our service creditors. Our obligation to this creditor is documented by a Convertible Promissory Note and Security Agreement dated June 29, 2013 (the “Note”). The Note was convertible into common stock at a price of $0.10 per share and bears interest at a rate of 12% per annum. The Note had previously required monthly installment payments of $15,000 per month until paid in full. We have been unable to make the required monthly payments, and, as a result, default interest at a rate 18% per annum had been accruing. Under the Second Amendment to Convertible Promissory Note dated November 5, 2013, the creditor has agreed to waive our default in the payment of monthly installments and to waive all accrued default interest. The Note is now due in full on or before May 31, 2014. The conversion price of the Note has been amended to $0.075 per share. Additionally, certain accounts payable to the creditor for services provided subsequent to the issuance of the original obligation were added to the Note, making the current balance of the Note $812,248.62.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Second Amendment to Convertible Promissory Note
10.2	9% Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Co-Signer, Inc.

/s/ Darren Magot

Darren Magot

President, Chief Executive Officer

Date: November 8, 2013

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